Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12


                       COMPUDYNE CORPORATION
          (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

[ ] 2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:
        CompuDyne Corporation

     4) Date Filed:
        April 24, 2000















































COMPUDYNE CORPORATION






                             7249 National Drive
                             Hanover, MD 21076
                             (410) 712-0275


                                  April 20,2000


Dear CompuDyne Shareholders:

The following pages contain the formal notice of the 2000 Annual
Meeting
and the Proxy Statement. Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

Enclosed is CompuDyne's Annual Report for the year ended December
31,
1999. This report describes in detail the Corporation's operations and results for the past year.

You are invited to attend CompuDyne's Annual Meeting to be held
Monday,
May 22, 2000 at 11:00 a.m. (EST) at The Best Western Hotel, 6755
Dorsey
Road, Dorsey, Maryland 21075 in the Dorsey Banquet Room.

                             Sincerely,




                             Martin A. Roenigk
                             Chairman
















                      COMPUDYNE CORPORATION

          Notice of 2000 Annual Meeting of Shareholders to be held Monday, May 22, 2000



The 2000 Annual Meeting of Shareholders of CompuDyne Corporation
(the
"Corporation") will be held Monday, May 22, 2000, at 11:00 a.m.
(EST)
at The Best Western Hotel, 6755 Dorsey Road, Dorsey, Maryland,
21075
in the Dorsey Banquet Room, for the following purposes:

        1.   To elect two directors to serve until the 2003
Annual
             Meeting of Shareholders;
        2. To amend the Corporation's Articles of Incorporation to increase the number of authorized  shares of stock;
        3. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of
             the Corporation for the fiscal year ending December
31,
             2000; and
        4. To transact such other business as may properly come before the meeting or any adjournment or adjournments
             thereof.

The Board of Directors has fixed the close of business on April
5, 2000
as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

The Board of Directors solicits the accompanying proxy of CompuDyne
Corporation. Reference is made to the following proxy statement for further information relating to the business to be transacted at the meeting. The Board of Directors urges you to execute and return promptly the enclosed proxy. You are, of course, cordially invited to attend the meeting and to personally vote your shares.

                                  By Order of the Board of
Directors



                                  William C. Rock, Secretary
April 20, 2000


_________________________________________________________________
_______

                            IMPORTANT

To assure your representation at the meeting, please date and execute
the enclosed Proxy in accordance with the instructions contained therein and return immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.
_________________________________________________________________
_______

                         COMPUDYNE CORPORATION
                          7249 National Drive
                        Hanover, Maryland 21076



                            PROXY STATEMENT



                  2000 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors furnishes this Proxy Statement to shareholders of
CompuDyne Corporation, a Nevada corporation ("CompuDyne" or the "Corporation"), in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Shareholders of the Corporation to be held
Monday, May 22, 2000 at 11:00 a.m. (EST) at The Best Western
Hotel,
6755 Dorsey Road, Dorsey, Maryland 21075 in the Dorsey Banquet
Room.
The approximate date on which this Proxy Statement and the enclosed form of proxy are first to be sent to shareholders is April 20, 2000.

                        SOLICITATION OF PROXIES

The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice and Proxy Statement, proxy and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Corporation.

The enclosed proxy is revocable at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Corporation a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests.

            OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has fixed April 5, 2000 as the record date
(the
"Record Date") for determining shareholders entitled to notice of and to vote at the meeting. On the Record Date, there were 5,451,166 shares of
Common Stock, par value $.75 per share ("Common Stock"), of the Corporation outstanding and eligible to vote on all corporate issues.

The presence in person or by proxy of a majority of the issued and outstanding shares entitled to vote will constitute a quorum for the purpose of conducting the meeting. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied.


The holders of Common Stock of record at the close of business on April
5, 2000 will be entitled to vote on all matters presented at the meeting. Common Stock shareholders will be entitled to one vote for each share of Common Stock held. There will be no cumulative voting for the election of directors. A plurality of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present is required to elect directors (Proposal No. 1). The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present is required to increase the authorized shares (Proposal No. 2), to ratify the appointment by the Board of Directors of the independent auditors
(Proposal No. 3) and to act upon any other matter as may properly come before the meeting or any adjournment thereof. Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. An abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval.





































                ELECTION OF DIRECTORS (Proposal No. 1)


Directors and Nominees

Pursuant to the Bylaws of the Corporation, the Board of Directors, has fixed the number of directorships at seven. The directors are divided into three classes, each class serving for a term of three years. To the extent practical, one-third of the members of the Board of Directors are elected by the shareholders annually. Mr. Millard H. Pryor, Jr. was nominated by the Board of Directors and was elected by the Corporation's shareholders in May 1997 for a term of three years expiring at the 2000
Annual Meeting. Mr. Miles P. Jennings, Jr. was nominated by the
Board of
Directors and was elected by the Corporation's shareholders in May 1997 for a term of three years expiring at the 2000 Annual Meeting.

The Board has nominated and recommends that shareholders elect nominees
Millard H. Pryor, Jr. and Miles P. Jennings, Jr. to serve as directors of the Corporation for a term of three years until the 2003 Annual
Meeting of Shareholders and until their successors are elected and qualified.

Unless authority to vote is withheld, the enclosed proxy will be voted
FOR the election of Millard H. Pryor, Jr. and Miles P. Jennings, Jr., who management believes are willing and available to serve the Corporation in such capacities. There is no family relationship between
Mr. Pryor and Mr. Jennings and any director or executive officer of the
Corporation.

Information with respect to each person nominated for election as a director and each other person who will continue as a director after the meeting follows.



Age, Principal Occupation or Position,                    Year
First
Directorships of Other Publicly Owned Corporations     Elected
Director
__________________________________________________
________________



NOMINEES FOR TERM OF OFFICE TO EXPIRE IN 2003:


Miles P. Jennings, Jr.,  54 (2)                              1997

Mr. Jennings is a Vice President-Investments of Advest, Inc., a brokerage firm, and has served in such capacity since May 1996.
Prior to that time he was Vice President-
Investments of Prudential Securities, Inc.
(investment brokerage) from September 1992 until May 1996.

Millard H. Pryor, Jr., 65 (1)(2)(3)                          1985

Mr. Pryor is a Managing Director
of Pryor & Clark Company, an investment holding company, and has served in such capacity since
June 1993. He presently serves as a director of Corcap (a holding company). He also serves as a director of The Hartford Funds (financial services) and Infodata Systems Inc. (computer software).

Age, Principal Occupation or Position,                      Year
First
Directorships of Other Publicly Owned Corporations      Elected
Director
__________________________________________________
________________


DIRECTORS WHOSE TERM OF OFFICE  EXPIRES IN 2002:


David W. Clark, Jr.,  62 (2)(3)                              1985

Mr. Clark is a Managing Director of
Pryor & Clark Company, an investment holding company, and has served in such capacity since
June 1993. He presently serves as a Director of Corcap, Inc. (a holding company).
Checkpoint Systems, Inc. (manufacturing) and SS&C Technologies Corp. (software development).

Philip M. Blackmon,  52                                      1995

Mr. Blackmon was appointed Executive Vice President and Director of CompuDyne in January 1995.
Mr. Blackmon has been employed by Quanta Systems
Corporation ("Quanta"), a subsidiary of CompuDyne, for over five years, having served as its President since 1992 and its Vice President since 1987.

David M. Jones, 34  (2)(3)                                   1999


Mr. Jones is a Principal of William Blair
Mezzanine Capital Partners III, the General
Partner of William Blair Mezzanine Capital Fund I,
William Blair Mezzanine Capital Fund II and
William Blair Mezzanine Capital Fund III
(an investment firm), and has served in such capacity since 1993.








DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2001:

Martin A. Roenigk, 58 (1)                                    1995

Mr. Roenigk was elected Chairman of the
Board of Directors, President and
Chief Executive Officer of CompuDyne in August 1995.
He has also served as a Director of Corcap, Inc.
(a holding company) since August 1995.He is the Chairman of Quanta Systems Corporation,
Quanta SecurSystems, Norment Industries and Norshield.

Alan Markowitz, 49  (1)(3)                                   1995

Mr. Markowitz has been a private investor since 1998.
Prior to that time he served as President of Paragon
Financial Services (financial services) since 1990.





























__________________________________
    (1) A member of the Executive Committee of the Board of Directors.
    (2) A member of the Audit Committee of the Board of Directors.
    (3) A member of the Compensation and Stock Option Committee of the
        Board of  Directors.




Since August 1995, Messrs. Pryor, Roenigk and Markowitz have served as the Executive Committee of the Board of Directors which Committee, with certain exceptions, has the powers exercisable by the Board of Directors when it is not in session. Messrs. Pryor, Clark, Jennings and Jones have served as the Audit Committee of the Board of Directors which
Committee has the responsibility to review the overall control systems of the Corporation, to advise the Board of Directors with respect to the engagement of independent auditors who are to audit the books and records of the Corporation and to approve the scope of any audit to be conducted.
Messrs. Pryor, Clark, Jones and Markowitz have served as the Compensation and Stock Option Committee of the Board of Directors which Committee has the authority to determine the compensation of officers of the Corporation and to grant restricted stock awards, stock options and stock bonus awards to the employees of the Corporation. The Board of Directors does not have a standing nominating committee.


On February 2, 1996, the Board of Directors adopted the 1996
Stock Option
Plan for Non-Employee Directors ("Director Plan"), subject to shareholder
approval which was granted at the 1996 Annual Meeting of
Shareholders.
The Board of Directors approved an amendment to the Director Plan to
increase the number of options granted to each Non-Employee
Director
subject to shareholder approval which was granted at the 1998
Annual
Meeting of Shareholders.  The purpose of the Director Plan is to promote
the interests of CompuDyne and its shareholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock.
Under the
current Director Plan, as amended on May 20, 1998, on each date that a
Non-Employee Director of the Corporation is first elected as a director
of the Corporation by the shareholders of the Corporation or appointed
as a director by the Board of Directors in accordance with the
Bylaws of
the Corporation and subsequently reelected as a director by the shareholders of the Corporation, such Non-Employee Director shall automatically be granted a stock option to purchase 1,000 shares of
Common Stock of the Corporation upon the terms and conditions specified
in the Director Plan. In addition, on the date of each meeting of the
Board of Directors each Non-Employee Director of the Corporation attending such meeting (in person or by telephone) shall automatically be granted a stock option to purchase 500 shares of Common Stock of the
Corporation in the Director Plan.  The maximum number of options that
may be granted in any one calendar year to any one Non-Employee
Director
pursuant to the Director Plan shall be options for 4,000 shares of
Common Stock.  No options shall be granted for action taken by the Board
of Directors by unanimous written consent. No Non-Employee
Director
shall be entitled to receive any options if the grant of such options
would exceed the maximum number of shares that may be delivered under
the Director Plan.  In addition to the grant of options,
commencing with
the first quarter of 1999, each Non-Employee Director receives a
$1,000
retainer per quarter, payable on the first day of the quarter, and
$1,000 for each meeting attended. The directors will continue to be reimbursed for reasonable expenses incurred for attending the meeting.



During 1999, the Board of Directors held three regular meetings, one telephonic meeting and acted by the unanimous written consent of its members on seven occasions. No meetings were held by the Executive
Committee and one meeting was held by the Audit Committee. No meetings were held by the Compensation and Stock Option Committee, but such
Committee acted by the unanimous written consent of its members on six occasions. All directors of the Corporation attended at least 75% of the aggregate of the meetings of the Board of Directors and the number of committee meetings on which he served, excluding Mr. Markowitz.


EXECUTIVE OFFICERS

The following table sets forth information with respect to each executive officer of the Corporation who served during 1999.
Mr. Roenigk was elected Chairman of the Board of Directors, Chief Executive Officer and President of CompuDyne in August 1995.
Mr. Blackmon was appointed Executive Vice President of the
Corporation
in January 1995.  Mr. Robison was appointed Chief Executive
Officer of
Norment Industries ("Norment"), a wholly owned subsidiary of
CompuDyne,
in November 1998  and Chief Executive Officer of Norment.  Mr.
Robison
was appointed President of Quanta SecurSystems, Inc.,
("SecurSystems"),
a wholly owned subsidiary of CompuDyne, in July 1996.  Prior to being
appointed President of Quanta  SecurSystems, Mr. Robison served as
President of Shorrock Electronic Systems, Inc. (now Quanta
SecurSystems)
since May 1990. Mr. Lucynski was appointed President of Norment Industries ("Norment"), a wholly owned subsidiary of CompuDyne, in
November 1998 and President of Norshield Corporation
("Norshield") a
wholly owned subsidiary of CompuDyne in January 2000.   Prior to
that
time he served as Executive Vice President and Vice President Construction Operations of Norment since 1996 and 1991, respectively.
Mr. Deasey was appointed President of CorrLogic Corporation ("CorrLogic"), a wholly owned subsidiary of CompuDyne, in September
1999 and President of Sysco Security Systems in January 2000. He was appointed Vice President of Sales and Marketing in May of 1999. Prior to that he served as General Manager of Shorrock Integrated Systems, a
Division of Shorrock Security, a subsidiary of Rentokill, PLC.


     Name and Age              Office               Business
Experience

   Martin A. Roenigk, 57    Chairman, President,
                            Chief Executive Officer of:   See
above
                            CompuDyne Corporation
                            Chairman of:
                            Quanta Systems, Inc.
                            Quanta SecurSystems, Inc.
                            Norment Industries
                            Norshield, Inc.





   Philip M. Blackmon, 52   Executive Vice President of:  See
above
                            CompuDyne Corporation
                            President and Chief Executive
                            Officer of:
                            Quanta Systems, Inc.

   J. Kevin Robison,   49   Chief Executive Officer of:   See
above
                            Norment Industries
                            President of:
                            Quanta  SecurSystems

   Jon R. Lucynski,    50   President of:                 See
above
                            Norment Industries
                            Norshield Corporation

   Michael Deasey,     48   President of:                 See
above
                            CorrLogic Corporation
                            Sysco Security Systems
                            Corporate Vice President:
                            Sales and Marketing




































EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT
_____________________________________________________________

The following table sets forth the total annual compensation of the
Corporation's Chairman, President and Chief Executive Officer and
its
executive officers whose salary and bonuses exceeded $100,000 in
1999
("named executive officers"):



                         SUMMARY COMPENSATION TABLE

[S]                [C]   [C]     [C]      [C]        [C]
[C]

                                                   Long Term
Compensation

                     Annual Compensation         Awards
  Payout

                                                    Securities
                                       Restricted   Underlying
All Other
                        Salary   Bonus Stock Awards Options/SARs
Compensation
Name and            Year  ($)     ($)      ($)         (#)(1)
 ($)(2)
Principal
Position



Martin A. Roenigk
Chairman, President
 & CEO
                   1999 200,000 100,000    0              0
 19,016

                   1998 153,906  50,000    0              0
  4,827


                   1997 120,000  40,000    0              0
  3,944




Philip M. Blackmon(3)
Executive Vice President
President: Quanta Systems

                   1999 109,990  35,000   (3)             0
 10,745

                   1998 117,790  25,000   (3)             0
  2,945


                   1997 109,990  30,000   (3)             0
  2,945













J.Kevin Robison (1)(4)
CEO-Norment Industries
President: Quanta SecurSystems


                   1999 190,000 100,000    0              0
  4,515

                   1998 130,417  40,000    0           35,000
  4,246

                   1997 125,000      0     0              0
  2,957


Jon R. Lucynski (1)(4)(5)
President-Norment Industries
          Norshield Corporation

                   1999 180,000 115,000    0           30,000
  9,481

                   1998 139,809  63,603    0           45,000
  3,236


Michael Deasey (6)
President- CorrLogic,
Incorporated, Sysco Security
Systems

                   1999 125,000  35,000    0           50,000
     0




 (1) In September 1998, Mr. Robison was awarded a non-qualified option to purchase up to 35,000 shares of the Corporation's Common
Stock for
     $2.50 per share in accordance with the terms and conditions of the
     Corporation's 1996 Stock Incentive Compensation Plan for
Employees.
     Such options will be fully exercisable in 2003 and shall expire on
     September 22, 2008. In November 1998, Mr. Lucynski was awarded a non-qualified option to purchase 45,000 shares, of the Corporation's
     Common Stock for $4.31 per share in accordance with the terms and conditions of the Corporation's 1996 Stock Incentive
Compensation Plan
     for Employees. Such options will be fully exercisable in 2003 and shall expire on November 29, 2008.  In May of 1999 Mr.
Lucynski was
     awarded a non-qualified option to purchase 30,000 shares, of the
     Corporation's Common Stock for $7.38 per share in accordance with the terms and conditions of the Corporation's 1996 Stock
Incentive
     Compensation Plan for Employees. Such options will be fully exercisable in 2004 and shall expire on May 3, 2009. On May
1, 1998
     Mr. Deasey was awarded a non-qualified option to purchase
50,000 shares
     of the Corporation's Common Stock for $2.56. Such options will be fully exercisable in 2000 and will expire May 1, 2008.


 (2) Matching contributions made by CompuDyne in CompuDyne's
401(k)
     Retirement Savings Plan and Employee Stock Purchase Plan, may also include car allowances and life insurance.

 (3) On November 12, 1992, the CompuDyne Board of Directors authorized the sale of 100,000 shares of CompuDyne Common Stock to Philip
M. Blackmon
     at a price of $.40 per share, the fair market value at such time.
     Under a Stock Purchase Agreement, dated August 1, 1993, entered into pursuant to such authorization, Mr. Blackmon purchased 25% of such shares on each of August 1, 1993, 1994, 1995 and 1996 at $.40 per share by giving CompuDyne five-year non-recourse promissory notes in the amount of $10,000, collateralized by the stock and bearing interest at
     2% per annum over the rate designated by the First National
Bank of
     Maryland as its prime commercial rate. On May 1, 1998, the Board of
     Directors, by unanimous consent, approved an amendment to the Stock
     Purchase Agreement extending the maturity date to seven years from the amendment date. In addition, the payment provisions of the Agreement were changed to allow the obligor to make payment of principal and interest either in cash or by the tender to the Company of that number of shares of CompuDyne Common Stock equal to the result obtained by dividing the total amount of principal and interest due by the fair market value of the stock. Mr Blackmon exercised his right to tender shares of CompuDyne Common Stock as payment of the promissory notes.
     Mr. Blackmon surrendered 6,483 shares in fulfilment of his obligation.

     As of December 31, 1999, the fair market value of the original 100,000 shares issued was $800,000 based upon CompuDyne Common Stock as reported on the NASDAQ.

     On December 14, 1995, Mr. Blackmon was awarded a Restricted
Stock Award
     in accordance with the terms and conditions as set forth in a Restricted
     Stock Award Agreement under the CompuDyne Corporation 1986
Stock
     Incentive Compensation Plan under which Mr. Blackmon received 10,250 shares of CompuDyne Common Stock at a fair market value on the date of grant of $1.625 per share, or an aggregate fair market value of $16,656 on date of grant and aggregate fair market value of $82,000 at December
     31, 1999. Mr. Blackmon, as the holder of shares issued under the Stock
     Purchase Agreement and Restricted Stock Award Agreement, is entitled to vote and to receive any dividends paid on the CompuDyne
Common Stock.

 (4) In December 1998, the Board of Directors, in accordance with the provisions of the CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan (the "1986 Plan) and the
CompuDyne
     Corporation 1996 Stock Incentive Compensation Plan for
Employees (the
     "1996 Plan"), granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment.  In
December
     1998, the Compensation Committee approved the amendment of the Stock
     Option Agreements under the 1986 Plan and the 1996 Plan for
Mr. Robison
     and Mr. Lucynski to extend the option exercise period and vesting schedule upon a change of control in the Corporation or its subsidiaries. In the event of a change in control, the employees'
     options will be fully exercisable immediately, and any unexercised portion of the options will terminate at the close of business on the day six months following the date on which the optionee ceases to be an employee or upon the expiration of the term of the option, whichever shall first occur.

 (5) Mr. Lucynski was elected President of Norment in November
1998.
     Norment was acquired by CompuDyne on November 30, 1998. All compensation reported in the table for Mr. Lucynski reflect monies
     paid by Norment and CompuDyne for the 12-month period ended
December
     1998. CompuDyne's portion in 1998 of the salary paid in December 1998 was $17,239 and the 401(k) contribution was $310. Mr.
Lucynski was
     nominated President of Norshield Corporation in January,
2000.

 (6) Mr. Deasey was elected Vice President of Sales and Marketing in May of
     1999. In September of 1999, Mr. Deasey was elected President of
     CorrLogic. Mr. Deasey was elected President of Sysco
Security Systems
     in January, 2000.


                       Option Grants in Last Fiscal Year
                             (Individual Grants)


[S]              [C]            [C]               [C]
[C]
                 Number of
                 Securities     % of Total
                 Underlying    Options Granted    Exercise or
                  Options      To Employees in    Base Price
Expiration
  Name            Granted(#)         1999         ($/Share)
 Date

Jon R. Lucynski(A) 30,000           19 %            $7.38
5/2/2009



(A) On May 3, 1999 the Compensation and Stock Option Committee awarded a non-qualified stock option for 30,000 shares of CompuDyne
Common
       Stock to Mr. Lucynski under the 1996 Stock Incentive
Compensation
       Plan for Employees at an exercise price of $7.38 (the fair market value of such shares at the date of grant). Such options first become exercisable on the first anniversary of the grant date, with
       20% of the underlying shares becoming exercisable at that time, an additional 20% of the option shares become excisable on each successive anniversary date, with full vesting on the fifth anniversary date.










                     FISCAL YEAR-END OPTION VALUES

[S]                           [C]                        [C]

                              Number of
                       Securities Underlying      Value of
Unexercised
                         Unexercised Options       In-The-Money
Options
                     At December 31, 1999 (#)    At December 31,
1999 ($)
Name                Exercisable/Unexercisable
Excercisable/Unexercisable(1)

Martin A. Roenigk             200,000/0
$1,300,000/$0

J. Kevin Robison             24,000/16,000
$152,880/$101,920
                              7,000/28,000
$38,500/$154,000

Jon R. Lucynski                   0/30,000
$0/$18,600
                                  0/36,000
$0/$132,840

Michael Deasey               25,000/40,000
$136,000/$217,600


 (1) The difference between the exercise price of the options
($1.50 per
     share for Mr. Roenigk, $1.625 and $2.50 for Mr. Robison and
$7.38 and
     $4.31 for Mr. Lucynski and $2.56 for Mr.Deasey and the fair market value of CompuDyne Common Stock at December 31, 1999 of $8.00 per share).

OWNERSHIP OF COMMON AND PREFERRED STOCK

As of April 5, 2000, there were 5,451,166 shares of CompuDyne
Common Stock
issued and outstanding. In addition, there were 105,997 treasury shares held by the Company which are not considered outstanding under Nevada law.

The following table sets forth, as of April 5, 2000, the amount and nature of the beneficial ownership of CompuDyne Common Stock by each person who is known by CompuDyne to hold of record or beneficially more than 5% of any class of voting securities of CompuDyne and by each director, each executive officer and by all directors and executive officers as a group.


[S]                                 [C]             [C]
[C]
                                   Amount and
                                   Nature of       Title
                                   Beneficial        of
Percentage of
Name and Address (1)               Ownership       Class
Class Owned

William Blair Mezzanine
 Capital Fund II
222 West Adams  Street
Chicago, Illinois 60606           1,373,431(2)   Common Stock
25.1 %

Martin A. Roenigk               886,337 (3)(5)   Common Stock
34.6 %

Alan Markowitz                     566,215 (4)   Common Stock
10.3 %

Philip Blackmon                     93,517 (5)  Common Stock
1.7 %

Michael Deasey                      65,000 (4)  Common Stock
1.2 %

Miles P. Jennings, Jr.              61,775 (4)  Common Stock
1.3 %

J. Kevin Robison                 31,771 (4)(5)  Common Stock
  *

Jon R. Lucynski                 29,297 (4) (5)  Common Stock
  *

David W. Clark, Jr.                 21,041 (4)  Common Stock
  *

Millard H. Pryor, Jr.               17,792 (4)  Common Stock
  *

David M. Jones                         None(2)

All Directors and Executive Officers
as a group (9 persons)           2,772,745 (4)  Common Stock
50.8 %


 * less than one percent
______________________________________



   (1) The address of each person listed in the table above, excluding
        William Blair Mezzanine Capital Fund II, LLP and David
Jones, is
        CompuDyne Corporation, 7249 National Drive, Hanover,
Maryland
        21076.

   (2)  On December 3, 1998, (effective November 30, 1998)
CompuDyne
        acquired Norment and Norshield. In connection with this purchase, CompuDyne issued 1,075,507 shares of unregistered
        Common Stock, a warrant to purchase 297,924 shares of Common
        Stock immediately exercisable at $3.25 per share, and a subordinated note in the principal amount of $9,000,000 which
        matures in 2005 to William Blair Mezzanine Capital Fund
II (the
        "Fund"). The Fund is entitled to have one representative nominated as a member of CompuDyne's Board of Directors until
        the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common Stock represent less than 10%
        of CompuDyne's issued and outstanding Common Stock.
David M.
        Jones is the Fund's nominee to serve on CompuDyne's Board of
        Directors.

  (3) Assumes exercise of non-qualified stock options granted to Mr.
        Roenigk for 200,000 shares of CompuDyne Common Stock at an exercise price of $1.50 per share. Such options are immediately exercisable and expire on August 21, 2005.

  (4) Includes CompuDyne Common Stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power)
         and shares of Common Stock which they have the right to acquire within 60 days of April 5, 2000.

  (5)   See Note 2 to the Summary Compensation Table under
"Executive
        Compensation and Other Transactions With Management."


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 3, 1998 (effective November 30, 1998), CompuDyne entered into
and consummated a Stock Purchase Agreement by and between Apogee Enterprises, Inc., ("Apogee") and CompuDyne, to purchase all of the capital stock of Norment Industries, Inc., ("Norment") and
Norshield
Corporation, ("Norshield") from Apogee. Norment and Norshield, headquartered in Montgomery, Alabama, operate a number of separate businesses which collectively are engaged in the design,
manufacture,
installation and distribution of locks, bullet resistant glass, metal
window surrounds, electronic control systems and similar products that
are integrated into detention security systems under the names
Norment
Industries, Norshield, SESCO, EMSS, Airteq and Trentech. The consideration paid to Apogee for the stock of Norment and Norshield was
$22.5 million. In connection with this acquisition, CompuDyne issued to
William Blair Mezzanine Capital Fund II (the "Fund") 1,075,507 unregistered shares of Common Stock, a warrant to purchase 297,924 shares of Common Stock immediately exercisable at $3.25 per share, and a subordinate note in the principal amount of $9,000,000 which matures in
2005.   In addition, CompuDyne arranged a borrowing facility with
LaSalle National Bank.


In December 1998, the Board of Directors, in accordance with the provision of Section 11(a) of the CompuDyne Corporation 1986 Stock
Incentive Compensation Plan (the "1986 Plan") and Section 11(a) of the
Plan, granted the Compensation Committee more flexibility to determine the disposition of options, including the length of the exercise period and the vesting schedule, held by employees after such employees' retirement or termination of employment. In December 1998, the Committee, approved the amendment of the Stock Option Agreements under the 1986 Plan and the Plan for Mr. Robison and Mr. Lucynski and certain key employees of MicroAssembly to extend the option exercise period and vesting schedule upon a change of control of the Corporation or its subsidiaries. See Note 4 under Summary Compensation Table.

Pursuant to a November 30, 1998 Subordinated Loan and Investment Agreement between CompuDyne and the Fund, and a November 30, 1998 Corporate Governance and Shareholders Agreement between CompuDyne, Martin
A. Roenigk and the Fund, in connection with the acquisition of Norment, the Fund is entitled to have one representative nominated as a member of
CompuDyne's Board of Directors until the Fund's $9,000,000 Senior Subordinated Note is repaid in full and the Fund's holdings of Common
Stock represent less than 10% of the CompuDyne's issued and outstanding
Common Stock.  Mr Jones is the Fund's nominee.



On November 30, 1998, the Committee granted options for 45,000 shares of
CompuDyne Common Stock to Mr. Lucynski in connection with the acquisition of Norment and Norshield. Such options were issued in accordance with the terms and conditions of the Plan at a price of $4.31 per share.

In 1997 and 1998, the Corporation issued options to purchase shares of
Common Stock to its non-employee directors pursuant to the Director Plan
(see "Directors and Nominees" above) at exercise prices ranging from
$1.69 to $2.875 per share. In 1999 the Corporation issued options to purchase shares of Common Stock to its non-employee directors pursuant to the Director Plan (see "Directors and Nominees" above) at exercise prices ranging from $5.19 to $8.25 per share.

On July 11, 1996 and September 23, 1998, the Committee granted options to Mr. Robison to purchase 40,000 shares and 35,000 shares, respectively, of CompuDyne Common Stock in accordance with the terms and conditions of the 1996 Stock Incentive Compensation Plan for Employees
(the "Plan") at a price of $1.625 per share and $2.56 per share, respectively, (100% of the fair market value of such shares at the date of grant).


EXECUTIVE COMPENSATION:
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE


The Committee's Responsibilities: The Compensation and Stock
Option
Committee of the Board (the "Committee") has responsibility for setting and administering the policies which govern executive and stock compensation. The Committee is composed entirely of outside directors.
Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

    + Encourage strong financial and operational performance of the
      Company;

    + Emphasize performance-based compensation, which balances rewards for short- term and long-term results;

    + Focus executives on "beating the competition" through regular comparison of CompuDyne performance relative to peer companies;

    + Link compensation to the interests of shareholders by providing stock incentives and encouraging significant share holdings; and

    + Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.


The Committee considers stock ownership by management to be an important means of linking management's interests directly to those of shareholders. Effective July, 2000, CompuDyne will adopt stock ownership guidelines for its top 15 executives. The amount of stock encouraged to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to two times base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Participants are expected to reach their respective stock ownership goals over a five-year period.

Compensation Methodology: CompuDyne strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the
Committee reviews market data and assesses CompuDyne's competitive position for three components of executive compensation: (1) base salary,
(2) annual incentives, and (3) long-term incentives. The Company utilizes publicly available compensation surveys in security industry and general industry publications to assist in bench marking the competitiveness of its compensation programs. Because the Committee believes that the
Company's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing shareholder returns (see Stock Performance
Graph on page 14 for more information), these surveys may include companies in the Performance Peer Group as well as others in the security industry and in General Industry Groupings. The compensation survey data typically reflect adjustments for each company's relative revenue, asset base, employee population and capitalization along with the scope of managerial responsibility and reporting relationships.

Components of Compensation:

        + BASE SALARY: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for executive officers. The goal is to compensate executives within the mid-level of the range of base salaries paid by companies in the security industry.

        + ANNUAL INCENTIVES: Annual incentive awards for the Named
Executive Officers are provided in order to promote the achievement of
CompuDyne's business objectives. Each year the Committee considers the
Company's prior year's performance and objectives, as well as it's expectations for CompuDyne in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant.
Participants receive no payments unless minimum thresholds are achieved.
Payments may range from 0% to 200% of the guideline annual incentive, with payments increasing as performance improves.



        The Committee establishes a fixed percentage of annual salary or a dollar amount as an executive's guideline annual incentive opportunity, based partly on comparative survey data on annual incentives paid in the security industry. The guideline amount increases with the level of responsibility of the executive. Annual incentive awards for 1999 were based on meeting objectives for one or more of three principal measurements:

       -    Earnings Before Interest, Taxes and Corporate
Allocation
            ("Contribution") at the business unit level;


       -    Earnings Per Share ("EPS") at the corporate level;
and

       - For 2000 and beyond, a setting of objectives for individual senior managers and senior management as a group.

For 1999 CompuDyne achieved the target award level. As a result, the annual incentive approved by the Committee for each Named Executive
Officer was 100% of the guideline incentive opportunity. The Bonus column of the Summary Compensation Table on page 6 contains the annual incentive earned for 1999 for each of the Named Executive Officers.

+ LONG-TERM INCENTIVE COMPENSATION: The Committee reviews and approves all long-term incentive awards. In 1999 these awards were in the form of stock options. These awards provide compensation to executives only if shareholder value increases. In determining the number of stock options awarded, the Committee reviewed surveys of similar awards made to individuals in comparable positions at other companies and the executive's past performance. They also consider the number of long-term incentive awards previously granted to the executive.

       - Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant
            and typically vest over a period of five years. They are
            partially exercisable after one year, and extend for ten
            years.

Chief Executive Officer Compensation: The Committee directors meet annually, in private, to review Mr. Roenigk's performance. The Committee uses this performance evaluation in considering Mr. Roenigk's compensation. The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Roenigk's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. The Chief Executive Officer's compensation components are:

       + BASE SALARY: As a result of CompuDyne's acquisition of Norment Industries in 1998, and CompuDyne's performance in
          1999, Mr. Roenigk received a raise of $46,904 in 1999.



       + ANNUAL INCENTIVE: Annual incentive compensation for Mr. Roenigk is based upon relative attainment of the annual performance goals for the Company, and on Mr. Roenigk's individual objectives as determined by the Committee.
Based
          on these criteria, Mr. Roenigk was awarded $100,000 representing 100% of his guideline incentive for performance
          in 1999.

       + LONG-TERM INCENTIVE AWARD: Mr. Roenigk did not receive any stock option awards in 1999.

Omnibus Budget Reconciliation Act of 1993: This Act has had no
material
impact upon CompuDyne's ability to take a tax deduction for
annual
compensation in excess of $1 million paid to any of the Named
Executive
Officers since there has been no annual compensation in excess of
$1
million. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation:
There are none.

Respectfully submitted by the members of the Compensation and Stock
Option Committee of the Board of Directors:

     Millard Pryor, Chair
     David Clark
     David Jones
     Alan Markowitz





























                          STOCK PERFORMANCE GRAPH
                        FIVE-YEAR CUMULATIVE RETURN






PERFORMANCE
GRAPH





















CompuDyne's Performance Peer Group is composed of six of the major security companies of various size and represent its competitors.


    1 ) Assuming that the value of the investment in CompuDyne
Common
        Stock and each index was $100 on December 31, 1994 and
all
        dividends were reinvested, this graph compares
CompuDyne's
        cumulative  total return (i.e. based on common stock
price and
        dividends), plotted on an annual basis, with the Russell
2000
        National Market and CompuDyne's Performance Peer Group's cumulative total return.

    2 ) CompuDyne's Performance Peer Group Includes:
             1. Armor Holdings (AH)
             2. BI Incorporated (BIAC)
             3. Printrak (AFIS)
             4. Sensormatic Electronics (SRM)
             5. Wackenhut Corporation (WAK/B)




AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION TO
INCREASE THE
     NUMBER OF AUTHORIZED SHARES OF THE CORPORATION'S COMMON
STOCK
                           (Proposal No. 2)

     Pursuant to Article 5th of the Corporation's Articles of Incorporation, the Corporation currently has 12,000,000 shares of stock authorized, divided into 10,000,000 shares of Common Stock, par value
$0.75 per share and 2,000,000 shares of Preference Stock without par
value. As of April 5, 2000, there were 5,451,166 shares of the Corporation's Common Stock issued and outstanding, leaving 4,625,434 shares of Common Stock currently available for future issuance. As of the same date, no shares of Preference Stock were issued or outstanding.
The Board of Directors has unanimously approved a resolution to amend
Article 5th of the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock to 15,000,000 shares.
The text of the proposed amended portion of Article 5th of the Corporation's Articles of Incorporation is as follows:


     Article 5th. The aggregate of shares of Capital Stock which the
Corporation shall be authorized to issue is 17,000,000 shares. 2,000,000 shares shall be Preference Stock, without Par Value, and
15,000,000.shares shall be Common Stock having a Par Value of $0.75 per share.

     The Board of Directors believes it is desirable to have the additional authorized shares of Common Stock available for future financing and acquisition transactions, stock dividends and stock splits, employee benefit plans and other general corporate purposes.
Increasing the authorized number of shares of Common Stock to
15,000,000
would provide for 9,5625,434 authorized shares of Common Stock available for future issuance. Having an increased number of authorized shares of
Common Stock available for issuance in the future will give the Corporation increased flexibility and may allow such shares to be issued without the expense and delay of a special shareholders meeting. All authorized but unissued shares of Common Stock, including the additional shares of Common Stock authorized by the proposed amendment to the
Articles of Incorporation, will be available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of the National Association of Securities
Dealers applicable to the Corporation as a result of the Corporation's shares being listed by NASDAQ on the National Market System. The Board of Directors does not intend to seek additional approval by shareholders for the issuance of additional shares unless required to do so by applicable laws or rules.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and if and when issued, would have the same rights and privileges as the shares of
Common Stock currently outstanding. Each share of Common Stock is entitled to one vote and to dividends as declared by the Board of Directors. Upon liquidation each share of Common Stock is entitled to an equal share in all of the assets of the Company after payment of creditors. There are no conversion, redemption or sinking fund privileges, and all shares of Common Stock outstanding are fully paid and non-assessable. Shareholders do not have preemptive rights with respect to any offering or sale by the Corporation of any shares of the capital stock of the Corporation or any securities convertible into any such shares. These provisions cannot be changed without the vote of the holders of a majority of the then outstanding shares of Common Stock

The Corporation presently has no plans, arrangements or understandings for the issuance of additional shares of Common Stock. Management is, however, currently investigating market conditions generally to determine whether or not it would be in the Corporation's best interest to issue additional shares of Common Stock later this year to raise capital for general, unspecified corporate purposes. In connection with that investigation, the Corporation may, prior to the meeting, engage financial advisors to assist it.

The affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's Common Stock entitled to vote at the Annual Meeting is required to adopt Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                            (Proposal No.3)

On March 3, 2000, the Board of Directors approved the appointment of
Deloitte & Touche LLP as independent auditors for the Corporation for the year ending December 31, 2000 subject to ratification of such appointment by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of the
Corporation for year ending December 31, 2000. Representatives of
Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal No.3.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation on Forms
3, 4 and 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.



Based solely on a review of the copies of such reports furnished to the
Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1999, the Corporation believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

                             OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the meeting, and does not know of any other matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournment thereof, the persons named in the accompanying form of proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


             SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Shareholder proposals for the 2001 Annual Meeting of Shareholders must be received at the principal executive offices of the Corporation, 7249
National Drive, Hanover, Maryland 21076, no later than December
11, 2000
for inclusion in the 2001 Proxy Statement and form of proxy.

Shareholders are requested by the Board of Directors to execute and deliver the enclosed proxy.